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                                                                   EXHIBIT 99.1

                                 NETGEAR, INC.
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                      BALANCE AT                            BALANCE AT
                                                      BEGINNING                               END OF
                                                       OF YEAR     ADDITIONS   DEDUCTIONS      YEAR
                                                      ----------   ---------   ----------   ----------
Year ended December 31, 2000:
  Allowance for doubtful accounts...................   $ 1,661      $   311     $   (507)    $ 1,465
  Deferred tax asset valuation allowance............   $ 3,810      $    --     $     --     $ 3,810
  Reserve for sales returns.........................   $    --      $    30     $     --     $    30
  Reserve for price protection......................   $    --      $ 6,336     $ (5,916)    $   420
Year ended December 31, 2001:
  Allowance for doubtful accounts...................   $ 1,465      $   588     $   (553)    $ 1,500
  Deferred tax asset valuation allowance............   $ 3,810      $ 9,189     $     --     $12,999
  Reserve for sales returns.........................   $    30      $$21,865    $(14,228)    $ 7,667
  Reserve for price protection......................   $   420      $11,981     $(10,099)    $ 2,302
Year ended December 31, 2002:
  Allowance for doubtful accounts...................   $ 1,500      $   656     $ (1,283)    $   873
  Deferred tax asset valuation allowance............   $12,999      $    --     $ (3,826)    $ 9,173
  Reserve for sales returns.........................   $ 7,667      $18,371     $(13,734)    $12,304
  Reserve for price protection......................   $ 2,302      $ 9,059     $ (8,309)    $ 3,052
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